EXHIBIT 99.1

For Immediate Release	Contact:	Ashley Barrie
860-416-3657
Ashley.Barrie@Carrier.com

Carrier Completes $3.1B Sale of its Chubb Fire & Security Business to APi Group Corporation

•	Net proceeds of ~$2.6 billion available for capital deployment
o	$750M debt paydown in 2022
o	~$1.6 billion share repurchases in 2022, including $500 million Accelerated Share Repurchase program
•	Positions Carrier well for additional, value-add capital deployment in 2022 and beyond
•	Carrier’s global fire & security products business remains an integral part of its healthy, safe, sustainable and intelligent building strategy

PALM BEACH GARDENS, Fla, Jan. 3, 2022 – Carrier Global Corporation (NYSE: CARR), the leading global provider of healthy, safe, sustainable and intelligent building and cold chain solutions, today announced it has completed the sale of its Chubb fire and security business to APi Group Corporation (NYSE: APG) for an enterprise value of $3.1 billion. The sale enables Carrier to focus on its core businesses and to re-allocate the net proceeds consistent with its stated capital allocation priorities, including funding organic and inorganic growth, a growing and sustainable dividend, and share repurchases while maintaining a solid investment grade credit rating.

Carrier’s global fire and security products business is not included in this transaction with APi Group and remains an integral part of the portfolio and the Company’s healthy, safe, sustainable and intelligent building strategy.

“The sale of Chubb enhances the growth, margin and free cash flow profile of Carrier. We will continue to drive growth in our core business and play offense on capital deployment, including evaluating inorganic opportunities to complement our existing portfolio, share repurchase and the 25% increase in our dividend announced in December 2021,” said Carrier Chairman & CEO Dave Gitlin. “I want to thank the thousands of Chubb employees for their contributions to the business over the years.”

BofA Securities acted as financial advisor to Carrier, and Paul, Weiss, Rifkind, Wharton & Garrison and Linklaters acted as external legal counsel.

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About Carrier
As the leading global provider of healthy, safe, sustainable and intelligent building and cold chain solutions, Carrier Global Corporation is committed to making the world safer, sustainable and more comfortable for generations to come. From the beginning, we've led in inventing new technologies and entirely new industries. Today, we continue to lead because we have a world-class, diverse workforce that puts the customer at the center of everything we do. For more information, visit www.corporate.carrier.com or follow Carrier on social media at @Carrier.

CARR-IR

Cautionary Statement

This communication contains statements which, to the extent they are not statements of historical or present fact, constitute "forward-looking statements" under the securities laws. These forward-looking statements are intended to provide management's current expectations or plans for Carrier's future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as "believe," "expect," "expectations," "plans," "strategy," "prospects," "estimate," "project," "target," "anticipate," "will," "should," "see," "guidance," "outlook," "confident," "scenario" and other words of similar meaning in connection with a discussion of future operating or financial performance or the separation from United Technologies Corporation (the "Separation"), since renamed Raytheon Technologies Corporation. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax rates and other measures of financial performance or potential future plans, strategies or transactions of Carrier, the estimated costs associated with the Separation, Carrier's plans with respect to its indebtedness and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see Carrier's reports on Forms 10-K, 10-Q and 8-K filed with or furnished to the U.S. Securities and Exchange Commission from time to time. Any forward-looking statement speaks only as of the date on which it is made, and Carrier assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

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